                                                                    EXHIBIT 99.1





                                  ALUMAX INC.

-------------------------------------------------------------------------------

             1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                  (AS FURTHER AMENDED ON SEPTEMBER 4, 1997)

-------------------------------------------------------------------------------











                                                                         9/4/97

                                  ALUMAX INC.

             1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                  (AS FURTHER AMENDED ON SEPTEMBER 4, 1997)
--------------------------------------------------------------------------------

                                                                                                           Page
1.       Purpose.......................................................................................       1

2.       Definitions...................................................................................       1

3.       Administration................................................................................       3

         a.       Authority of the Committee...........................................................       3
         b.       Manner of Exercise of Committee Authority............................................       3
         c.       Limitation of Liability..............................................................       3
         d.       Performance-Based Awards to "Designated Participants"................................       3

4.       Stock Subject to Plan.........................................................................       4

5.       Eligibility...................................................................................       4

6.       Specific Terms of Awards......................................................................       4

         a.       General..............................................................................       4
         b.       Options..............................................................................       5
         c.       Stock Appreciation Rights............................................................       5
         d.       Restricted Stock.....................................................................       6
         e.       Deferred Stock (Restricted Stock Units)..............................................       7
         f.       Bonus Stock and Awards in Lieu of Cash Obligations...................................       7
         g.       Dividend Equivalents.................................................................       7
         h.       Other Stock-Based Awards.............................................................       8
         i.       Performance Awards...................................................................       8

7.       Certain Provisions Applicable to Awards.......................................................       9

         a.       Stand-Alone, Additional, Tandem and Substitute Awards................................       9
         b.       Performance Conditions...............................................................      10
         c.       Term of Awards.......................................................................      10
         d.       Form of Payment Under Awards; Deferrals..............................................      10
         e.       Rule 16b-3 Compliance................................................................      10
         f.       Limitations on Vesting and Repricing.................................................      11

8.       Change in Control.............................................................................      11

         a.       Definition of "Change in Control"....................................................      11
         b.       Definition of "Change in Control Stock Value"........................................      14
         c.       Definition of "Change in Control Settlement Value"...................................      14
         d.       Acceleration and Cash-Out Upon a Change in Control...................................      14
         e.       No Non-Exempt Section 16(b) Purchases Triggered......................................      15

                                  ALUMAX INC.
--------------------------------------------------------------------------------

             1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                  (AS FURTHER AMENDED ON SEPTEMBER 4, 1997)

--------------------------------------------------------------------------------

                                                                                                          Page
9.       General Provisions............................................................................     15

         a.       Compliance With Legal and Other Requirements.........................................     15
         b.       Limits on Transferability; Beneficiaries.............................................     15
         c.       Adjustments..........................................................................     16
         d.       Taxes................................................................................     16
         e.       Changes to the Plan and Awards.......................................................     17
         f.       Limitation on Rights Conferred Under Plan............................................     17
         g.       Unfunded Status of Awards; Creation of Trusts........................................     17
         h.       Nonexclusivity of the Plan...........................................................     17
         i.       Payments in the Event of Forfeitures; Fractional Shares..............................     18
         j.       Governing Law; Arbitration...........................................................     18
         k.       Effective Date; Plan Termination.....................................................     18

                                  ALUMAX INC.

             1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                  (AS FURTHER AMENDED ON SEPTEMBER 4, 1997)

         1. Purpose. The purpose of this 1993 Long Term Incentive Plan as Amended and Restated (the "Plan") is to assist Alumax Inc. (the "Company") and its subsidiaries in attracting, retaining, and rewarding high caliber employees, enabling such employees to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such employees and the Company's stockholders, and providing such employees with performance incentives to expend their maximum efforts in the creation of long term shareholder value.

         2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and Performance Awards, are set forth in
Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." The definitions of terms relating to a Change in Control of the Company are set forth in
Section 8 of the Plan.

         For purposes of the Plan, the following additional terms shall be defined as set forth below:

                  (a)      "Board" means the Company's Board of Directors.

                  (b) "Beneficiary" with respect to members of the Executive Group means the person, persons, trust or trusts which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan in the event of the Participant's death; Beneficiary with respect to all other Participants shall mean the person, persons, trust or trusts which have been designated by the Participant in his or her most recent beneficiary designation to receive the benefits specified under the Company's Group Life Insurance Plan. In either case, if there is no designated Beneficiary or surviving designated Beneficiary, then Beneficiary shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (c) "Cause" with respect to the forfeiture under the terms of Award agreements in event of termination of employment means
         (i) the willful and continued failure by the Employee to perform substantially his or her duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Chairman of the Board of Directors or the President of the Company which specifically identifies the manner in which the Employee has not substantially performed his or her duties, (ii) the willful engagement by the Employee in conduct which is not authorized by the Board of Directors of the Company or within the normal course of the Employee's business decisions and is known by the Employee to be materially detrimental to the best interests of the Company or any of its subsidiaries, or (iii) the willful engagement by the Employee in illegal conduct or any act of serious dishonesty which adversely affects, or, in the reasonable estimation of the Board of Directors of the Company, could in the future adversely affect, the value, reliability or performance of the Employee to the Company in a material manner. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the

         Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. Notwithstanding the foregoing, an Employee who is a member of the Executive Group shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors after reasonable notice to the Employee and an opportunity for him or her, together with his or her counsel, to be heard before the Board of Directors, finding that, in the good faith opinion of the Board of Directors, the Employee was guilty of the conduct set forth above in (i), (ii) or (iii) of this sub-paragraph and specifying the particulars thereof in detail.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions and regulations thereunder.

                  (e) "Committee" means the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall at all times be comprised solely of two or more outside directors satisfying the requirements of Section 162(m)(4)(C)(i) of the Code.

                  (f) "Company" means Alumax Inc., a Delaware corporation, or any successor corporation.

                  (g) "Designated Participant" means any Participant who is designated as such pursuant to Section 3(d).

                  (h) "Executive Group" means the Chief Executive Officer of the Company and other key executives of the Company or its subsidiaries who have been designated as such by the Chief Executive Officer with Committee approval.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

                  (j) "Fair Market Value" means the fair market value of Stock, Awards, or other property determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall mean the closing sale price of Stock reported on the Composite Tape for securities listed on the New York Stock Exchange in The Wall Street Journal for such date, or, if no Stock was traded on that date, on the next preceding day on which there was such a trade.

                  (k) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

                  (l) "Participant" means a person who, as an employee of the Company or a subsidiary, has been granted an Award under the Plan.

                  (m) "Plan" means this 1993 Long Term Incentive Plan as Amended and Restated.

                  (n) "Stock" means the Company's Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 4.

         3.       Administration.

                  (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

                  (b) Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant subject to Section 16 of the Exchange Act if and to the extent necessary to obtain the exemption under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive, and binding on all persons, including the Company, its subsidiaries, Participants, persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

                  (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or employee of the Company or a subsidiary, the Company's independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

                  (d) Performance-Based Awards to "Designated Participants." Prior to March 31 of each year, the Committee may, in its sole discretion, designate any Participant, whom it deems likely to be at the time compensation will be paid under an Award a "covered employee" under Section 162(m) of the Code and whose compensation may exceed $1 million in such year and be subject to the limitation on tax deductibility under Section 162(m) of the Code, as a "Designated Participant" to be granted an Award under this Section 3(d) that will not be subject to such limitation on deductibility under
         Section 162(m) of the Code. Notwithstanding any provision of the Plan to the contrary, the Committee may, in its discretion, reduce but not increase the amount payable under any such Award to such a Designated Participant. All determinations by the Committee as to the achievement of Performance Objectives (as described below in Section 6(i)) applicable to such an Award shall be made in writing, and the Committee may not exercise discretion to modify the Performance Objectives or the vesting conditions (other than with respect to the death or disability of such Designated Participant or in the event of a Change in Control) with respect to such Award if the exercise of such discretion would cause such Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.


         4.       Stock Subject to Plan. Subject to adjustment as provided in
         Section 9(c), the total number of shares of Stock reserved and available for issuance in connection with Awards under the Plan shall be 4,250,000, plus 10% of the number of shares issued after the effective date of the Plan (other than any issuance under the Plan or any other compensation or benefit plan of the Company), except any shares added as a result of issuances by the Company shall not be available for grants of ISOs or Stock Appreciation Rights in tandem with ISOs. When Awards are granted and while they are outstanding, shares relating to an Award will be counted against the limitation set forth in this Section 4 in accordance with Rule 16b-3; the Committee may adopt reasonable counting procedures, consistent with Rule 16b-3, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares actually distributed differs from the number of shares previously counted in connection with an Award. Shares subject to an Award that is forfeited or settled in cash or otherwise terminated without a distribution of shares to the Participant, including shares withheld in payment of taxes relating to Awards and the number of shares equal to the number of shares surrendered in payment of the exercise price of Options (or any other Awards in the nature of purchase rights) or taxes relating to Awards, will again be available for Awards under the Plan, except that, if any such shares could not again be available under Rule 16b-3 for Awards to a Participant who is subject to Section 16 of the Exchange Act, such shares shall be available exclusively for Awards to Participants who are not subject to Section 16. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         5. Eligibility. All salaried employees of the Company and its subsidiaries, including any director or officer who is also such an employee, are eligible to be granted Awards under the Plan. The foregoing notwithstanding, directors of the Company who are not salaried employees and members of the Committee shall not be eligible to be granted Awards under the Plan.

         6.       Specific Terms of Awards.

                  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant. The Committee shall retain full power to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is specifically authorized to require other forms of consideration by the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, only services may be required as consideration for the grant (but not the exercise) of any Award.

                  (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                           (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option except as provided under Section 7(a) hereof.

                           (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

                           (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that no ISO shall be granted more than ten years after the effective date of the Plan, no ISO shall be exercisable more than ten years after the date of grant, and ISOs shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

                           (iv) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted Options covering more than 900,000 shares of Stock.

                  (c) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights ("SARs") to Participants on the following terms and conditions:

                           (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise, or, in the case of a "Limited SAR," the Fair Market Value determined by reference to amounts paid or payable in connection with a Change in Control of the Company, as specified by the Committee), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

                           (ii) Other Terms. The Committee shall determine the time or times at which and the circumstances under which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

                           (iii) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted SARs covering more than 900,000 shares of Stock.

                  (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                           (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require such certificates to bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company to retain physical possession of the certificates, and/or the Participant to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                           (v) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted Restricted Stock covering more than 900,000 shares of Stock.

                  (e) Deferred Stock (Restricted Stock Units). The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

                           (i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

                           (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                           (iii) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted Deferred Stock covering more than 900,000 shares of Stock.

                  (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans or the Participant's election to receive an Award in lieu of such Company obligations is made in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. During any period of five consecutive years under the Plan, a Participant may not be granted more than 900,000 shares of bonus Stock or other Awards in lieu of cash obligations. In addition, during any calendar year under the Plan, a Participant may not be granted under the Plan bonus Stock or other Awards in lieu of cash obligations valued at more than $3,000,000.

                  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles as the Committee may specify.

                  (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be authorized pursuant to this Section 6(h). During any period of five consecutive years under the Plan, a Participant may not be granted awards under both Sections 6(h) and 6(i) of the Plan covering more than 900,000 shares of Stock. In addition, during any calendar year a Participant shall not be granted Awards under both Sections 6(h) and 6(i) of the Plan having an aggregate value of more than $3,000,000.

                  (i) Performance Awards. Subject to the following provisions, Performance Awards expressed as amounts of cash, Stock, a percentage of an award pool specified by the Committee or other Awards may be granted by the Committee in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine. Each Performance Award shall specify the range and nature of the payment which may be received by the Participant based upon the range of performance to be achieved for specified Performance Objectives within a specified Performance Period, as hereinafter defined.

                           (i) Performance Period. The Performance Period with respect to each Performance Award shall be the period of time within which the Performance Objectives relating to that Award are to be achieved.

                           (ii) Performance Objectives, Performance Award Targets and Award Ranges. Performance Objectives may specify measures or performance of the Company as a whole, subsidiaries, or business units within the Company or subsidiaries, measures of individual performance of the Participant, or such other objectives (and combinations of objectives), the achievement of which is expected to benefit the Company and its stockholders. Performance Objectives for a Performance Period may be established by the Committee with respect to an Award to a Designated Participant from among the following: consolidated, subsidiary or business unit operating profits before interest expense and taxes, consolidated, subsidiary or business unit pre-tax profits, consolidated, subsidiary or business unit cash flow, net income, earnings per share, return on average equity, and/or return on invested capital. The Performance Objectives applicable to any year shall be established by the Committee on or before March 31 of such year. A single Performance Objective may be specified for different groups of Participants or for individual Participants. As soon as practicable, the Committee (or the Chief Executive Officer of the Company, if assigned by the Committee) shall establish target Performance Awards and, if deemed appropriate, Performance Award ranges for each Performance Period. Such target Performance Awards will specify the amount payable to each Participant upon 100% achievement of the Performance Objectives applicable to such Participant. In addition, ranges may be established to determine whether, and the extent to which, a portion of the Performance Award shall be payable to a Participant if the applicable Performance Objectives are not fully achieved, and whether, and the extent to which, payments in addition to the target Performance Award shall be made if the applicable Performance Objectives are exceeded.

         The Committee (or the Chief Executive Officer, if assigned by the Committee) is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to adjust, modify, or specify new Performance Objectives, target Performance Award ranges, and related terms and conditions, (x) in recognition of extraordinary or nonrecurring items affecting the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (y) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a Performance Period, or (z) with respect to any person who first becomes a Participant after the first date of the Performance Period.

                           (iii) Earning of Performance Awards. As promptly as practicable following the end of each Performance Period, the Committee (or the Chief Executive Officer, if assigned by the Committee) shall determine whether and the extent to which Performance Objectives applicable to Participants were achieved and the Performance Awards that correspond to such achievement and/or allocations as specified under the Performance Award ranges for the Performance Period. The Committee may, in its sole and absolute discretion, in view of the Committee's assessment of the business strategy of the Company and subsidiaries, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant, increase or decrease final Performance Award amounts.

                           (iv)     Termination of Employment. If a
         Participant's employment has terminated prior to completion of a Performance Period, the extent to which a Performance Award shall be deemed to have been earned and payable shall be determined by the Committee, in its sole discretion, at or after the time of grant.

                           (v) Distributions. A Performance Award, to the extent that it has been earned, may be distributed in cash, Stock or other Awards, in a lump sum, in installments, or a combination thereof as determined by the Committee, in its sole discretion, at or after the time of grant.

         7.       Certain Provisions Applicable to Awards.

                  (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or award granted under any plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, grants of Awards in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, in which the value of Stock subject to the Award is equal to the value of the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered), are specifically authorized.

                  (b) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. Any Award subject to such conditions may be denominated "performance shares," "performance units," or any other title deemed appropriate by the Committee.

                  (c) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years (or such shorter term as may be required under Section 422 of the Code).

                  (d) Form of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Installment or deferred payments may be required by the Committee (subject to Section 9(e) of the Plan) or permitted at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

                  (e)      Rule 16b-3 Compliance.

                           (i)      Six-Month Holding Period. Unless a
         Participant could otherwise transfer Stock acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act,
         (a) Stock acquired under the Plan other than upon exercise of a derivative security shall be held for at least six months from the date of acquisition, and (b) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any Stock acquired upon exercise or conversion of such derivative security.

                           (ii) Other Rule 16b-3 Compliance Provisions. It is the intent of the

         Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

                  (f)      Limitations on Vesting and Repricing

                  (i) Vesting Limitations. Restricted Stock, Deferred Stock and Other Stock-Based Awards, as described in Sections 6(d), 6(e) and 6(h) of the Plan, respectively, granted after the 1997 Annual Meeting generally will vest over a minimum three-year period except in the event of the Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. However, Restricted Stock, Deferred Stock and Other Stock-Based Awards for which either the grant or vesting is based on the achievement of one or more performance conditions generally will vest over a minimum one-year period except in the event of the Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. Notwithstanding the foregoing, up to 5% of the shares of Stock authorized under the Plan immediately following the 1997 Annual Meeting, subject to adjustment as provided in Section 9(c), may be granted as Restricted Stock, Deferred Stock or Other Stock-Based Awards without any minimum vesting requirements.

                  (ii) Repricing. The Committee will not, without further approval of the Company's stockholders, grant any Options under the Plan that would constitute a "repricing" of such Options and thereby trigger the disclosure obligations under Item 402(i) of Regulation S-K or any successor provision.

         8.       Change in Control.

                  (a) Definition of "Change In Control." For purposes of this Plan, the term "Change in Control" shall mean the occurrence of any of the following events after consummation of the spin-off of Stock by AMAX Inc. which resulted in the registration of the Stock under Section 12 of the Exchange Act:

                           (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

                           (ii) during any period of two consecutive years beginning after the Stock first became registered under Section 12 of the Exchange Act, individuals who at the beginning of such period constitute the Board together with those individuals who first became Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;

                           (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or any subsidiary of the Company or such surviving entity;

                           (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company; or

                           (v) any other event which a majority of the members of the Committee who are Continuing Directors determines shall constitute a Change in Control for purposes of this Plan;

         provided, however that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

         (1) Unless a majority of the members of the Committee who are Continuing Directors determines that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any subsidiary of the Company; (C) any subsidiary of the Company; or (D) the Company.


         (2) Unless a majority of the members of the Committee who are Continuing Directors determines that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board or of such other board of directors.

         (3) A majority of the members of the Committee who are Continuing Directors determines that a Change in Control shall be deemed not to have occurred.

         Notwithstanding the foregoing, unless otherwise determined by a majority of the Committee who are Continuing Directors, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee, or director of the Company.

         For purposes of the foregoing definition of Change in Control, the term "Beneficial Owner," with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on the effective date of the Plan) under the Exchange Act, including pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement, or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (b) Definition of "Change in Control Stock Value." "Change in Control Stock Value" shall mean the value of a share of Stock determined as follows:

                           (i) if the Change in Control results from an event described in clause (iii) of the Change in Control definition in
         Section 8(a), the highest per share price paid for shares of Stock of the Company in the transaction resulting in the Change in Control;

                           (ii) if the Change in Control results from an event described in clauses (i), (ii) or (v) of the Change in Control definition in Section 8(a) and no event described in clauses (iii) or
         (iv) of the Change in Control definition in Section 8(a) has occurred in connection with such Change in Control, the highest sale price of a share of Stock of the Company on any trading day during the sixty (60) consecutive trading days immediately preceding and following the date of such Change in Control as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal; or

                           (iii) if the Change in Control results from an event described in clause (iv) of the Change in Control definition in
         Section 8(a), the price per share at which shares of Stock are redeemed or exchanged by their holders in the transaction described in such clause (iv).

                  (c) Definition of "Change in Control Settlement Value." "Change in Control Settlement Value" shall mean, with respect to a share of Stock, the excess of the Change in Control Stock Value over the exercise, grant, or base price of an Award covering such share of Stock, provided that, with respect to any Option which is an ISO immediately prior to the election to receive the Change in Control Settlement Value, the Change in Control Settlement Value shall not exceed the maximum amount permitted for such Option to continue to qualify as an ISO.

                  (d)      Acceleration and Cash-Out Upon a Change in Control.

         Notwithstanding any other provisions of this Plan to the contrary (except the provisions of Section 7(e) hereof), in the event of a Change in Control the following provisions shall apply:

                           (i) All outstanding Awards on the date of the Change in Control in the nature of a right that may be exercised not previously exercisable shall become fully and immediately exercisable on the date of such Change in Control, and such Awards shall not be subject to termination upon the termination of employment of the Participant; and

                           (ii) Unless waived by a given Participant, the restrictions, deferral periods and limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, subject only to the restrictions on dispositions of equity securities set forth in
         Section 7(e); and

                           (iii) Section 6(b)(iv) notwithstanding, any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following such Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, the Change in Control Settlement Value (as defined in Section 8(c) hereof) with respect to shares of Stock up to the number of shares covered by such Option, which amount shall be paid in cash; and

                           (iv) A Participant shall be entitled to elect, during the 60-day period immediately following such Change in Control, to surrender any other Award and receive, in full settlement thereof, and the Company shall be obligated to pay, the Change in Control Settlement Value with respect to the number of shares of Stock covered by an Award in the nature of a right that may be exercised, or the Change in Control Stock Value with respect to the number of shares of Stock covered by any other type of Award, which amount shall in either case be paid in cash; and

                           (v) Notwithstanding the provisions of Section 9(a), the Board shall not, at any time following a Change in Control, impose any conditions on any outstanding Award that have not been previously imposed as of the date of such Change in Control, unless, in the written opinion of independent counsel to the Company, such condition is necessary to comply with any federal, state, or local securities or other law or regulation, or the rules of any applicable securities exchange, and, in the good faith opinion of the Board, compliance with such law, regulation or rule without the imposition of such condition would be impracticable; and

                           (vi) In lieu of any other form of settlement authorized under this Section 8(d), a Participant may elect under terms set by and subject to approval of the Committee to receive Deferred Stock or Restricted Stock, or, if authorized by the Committee, other deferred forms of payment, in order to defer federal income taxation of the Participant with respect to amounts payable hereunder; and

                           (vii) Notwithstanding the provisions of Section 9(e) hereof, the provisions of this Section 8 may not be amended in any respect following a Change in Control except with the consent of any affected Participant.

                  (e) No Non-Exempt Section 16(b) Purchases Triggered. No Participant who is then subject to Section 16 of the Exchange Act shall have any right to receive a cash payment under Section 8(d) hereof if the acquisition of such right would, under the circumstances, constitute a non-exempt purchase for purposes of
         Section 16(b) of the Exchange Act.

         9.       General Provisions.

                  (a) Compliance With Legal and Other Requirements. The Plan, the grant, exercise, and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award agreement shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or designated, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, listing or designation, or other contractual obligations.

                  (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are then permitted under Rule 16b-3, consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission or such other form of registration statement as has in fact been filed in connection with the Plan, and permitted by the Committee (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                  (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for payment of cash or other property with respect to any outstanding Award; provided, in each case, that, with respect to ISOs, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions.

                  (d) Taxes. The Company or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award agreement relating thereto; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion, at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances.

                  (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Participant or employee the right to be retained in the employ of the Company or any of its subsidiaries, (ii) interfering in any way with the right of the Company or any of its subsidiaries to terminate any Participant's or employee's employment at any time,
         (iii) giving a Participant or employee any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

                  (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to issue Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards, or other property, or make other arrangements, to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

                  (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

                  (i) Payments In the Event of Forfeitures; Fractional Shares. In the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration in order to satisfy requirements of the Delaware General Corporation Law, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (j) Governing Law; Arbitration. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgement may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgement upon an award rendered by the arbitrators, the Company and the Participant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. The Company and the Participant hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Participant hereby agree that a judgement upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

                  (k) Effective Date; Plan Termination. The Plan became effective upon its approval by stockholders of the Company on October 28, 1993. The amendment and restatement of the Plan shall become effective upon its approval by the stockholders of the Company at the 1995 Annual Meeting. The Plan shall terminate at such time as no Stock remains available for issuance pursuant to Section 4 and the Company has no further obligations with respect to any Award granted under the Plan.